Exhibit 5.1

DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600 www.dlapiper.com
T 410.580.3000
F 410.580.3001

February 15, 2018

Getty Realty Corp.

Two Jericho Plaza

Suite 110

Jericho, New York 11753

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We serve as counsel to Getty Realty Corp., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the Company’s Registration Statement on Form S-8 of (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on under the Securities Act of 1933, as amended (the “Securities Act”), for registration of up to 500,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) that may be issued pursuant to the Getty Realty Corp. Second Amended and Restated 2004 Omnibus Incentive Compensation Plan (the “Plan”).

In connection with our representation of the Company, and as a basis for the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)

the charter of the Company (the “Charter”), represented by the Articles of Incorporation filed of record with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on December 23, 1997, as amended and supplemented by the Articles Supplementary filed of record with the SDAT on January 21, 1998, the Articles of Amendment filed of record with the SDAT on January 30, 1998, the Articles of Amendment filed of record with the SDAT on August 1, 2001 and the Articles Supplementary filed of record with the SDAT on October 25, 2017, and as in full force and effect on the date hereof (in the form attached to the Secretary’s Certificate (as defined below));

(b)	the bylaws of the Company (the “Bylaws”), as amended to the date hereof and as in effect on the date hereof (in the form attached to the Secretary’s Certificate);
(c)

resolutions adopted by the Board of Directors of the Company at its meeting held on February 28-March 1, 2017 relating to the approval of the Plan, the authorization and approval of the preparation and filing of the Registration Statement, and the issuance of the Shares (in the form attached to the Secretary’s Certificate);

(d)	the Registration Statement;
(e)	the Plan;
(f)	a good standing certificate for the Company, dated as of the date hereof, issued by the SDAT; and
(g)	a certificate executed by the Secretary of the Company (the “Secretary’s Certificate”), dated as of the date hereof, as to certain factual matters therein.

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Getty Realty Corp.
February 15, 2018

In rendering the opinion set forth below, we have assumed, without independent investigation, the following:

(1)	Each individual executing any of the Documents, whether on behalf of such individual or an entity, is legally competent to do so.
(2)	Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
(3)

All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All statements and information contained in the Documents are true and complete.  There has been no oral or written modification or amendment to the Documents by action or omission of the parties or otherwise.

Based on the foregoing, it is our opinion that the Shares to be issued under the Plan have been duly authorized, and upon the issuance and delivery of the Shares in the manner contemplated by the Plan and the Registration Statement, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of any required payment for the Shares, the Shares will be validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)

The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)	We do not express any opinion herein concerning any law other than the laws of the State of Maryland.
(c)	We do not express any opinion herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
(d)

We have assumed that the issuance of the Shares, together with any other shares of Common Stock then outstanding will not cause the Company to issue shares of Common Stock in excess of the number of such shares then authorized under its Amended and Restated Certificate of Incorporation.  The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized but unissued and otherwise unreserved stock a sufficient number of shares of Common Stock as were approved by the Company’s stockholders for issuance under the Plan.  We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plan, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plan.

(e)	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and the use of our name wherever it appears in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA PIPER LLP (US)

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